EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. on Form S-8 of our report dated March 27, 2002, appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 30, 2001.


/s/ DELOITTE & TOUCHE LLP


New York, New York
August 2, 2002